Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Completes Acquisition of TowerCo

Boca Raton, Florida, October 1, 2012

SBA Communications Corporation (Nasdaq:SBAC) (“SBA”) announced today that SBA, through its wholly-owned subsidiary SBA 2012 Acquisition, LLC, has completed its acquisition of TowerCo II Holdings LLC, which owns 3,256 tower sites in 47 states across the U.S. and Puerto Rico. As consideration for the acquisition, SBA paid $1.2 billion in cash and issued 4.6 million shares of its Class A common stock.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North and Central America. By “Building Better Wireless”, SBA generates revenue from two primary businesses—site leasing and site development services. SBA’s primary focus is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts:

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

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